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                                                                   EXHIBIT 10.19


                                PROMISSORY NOTE

$206,203.46                                                       March 27, 1993

                 FOR VALUED RECEIVED, the undersigned promises to pay to the order of ENVIROQ CORPORATION, a Delaware corporation (the "Lender"), the principal sum of Two hundred six thousand, two hundred three and 46/100 dollars ($206,203.46), with interest thereon from date until maturity at nine percent (9%) per annum. Both principal and interest shall be payable in lawful money of the United States of America to the Lender at 11511 Phillips Highway South, Jacksonville, Florida 32256, or at such other address as the Lender from time to time may specify by written notify to the maker, said principal and interest to be paid on the date and in the manner following:

                 The entire outstanding principal balance and all accrued interest thereon shall be due and payable on April 1, 1995.

                 All payments received shall be applied first to accrued interest and the balance to principal.

                 Privilege is reserved to the maker to prepay this Promissory
Note in whole or in part at any time or times without penalty.

                 This Note shall be construed and enforced according to the laws of the State of Florida.

                 If default be made in the payment of the principal sum or of the interest thereon, or in the performance of any agreements contained herein, then at the option of the Lender, the principal sum then remaining unpaid with accrued interest shall immediately become due and collectible without notice, time being of the essence of this contract, and said principal and said accrued interest shall both bear interest at the highest rate permissible under law from such time until paid.

                 Each maker and endorser waives presentment, protest, notice of protest and notice of dishonor and agrees that no obligation hereunder shall be discharged under any extension, indulgence or release given to the maker or any other person. Each maker and endorser agrees to pay all costs, including a reasonable attorney's fee, whether suit be brought or not, if counsel shall be employed after maturity of this note or default hereunder to collect this Promissory Note or protect the security thereof. No delay by the Lender in exercising any power or right hereunder shall operate as a waiver of any power or right; nor shall any single or partial exercise of any other power or right preclude any further exercise thereof, or the exercise of any other power or right hereunder or otherwise; and no waiver whatsoever or modification of the terms hereof shall be valid unless in a writing signed by the Lender and then only to the extent therein set forth.







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                                          By: SPRAYROQ, INC.

Attest:

/s/ W.E. Murphy, IV                        /s/ James J. Baird, Jr.
- - ------------------------------------       ----------------------------------
W.E. Murphy, IV                            James J. Baird, Jr.
Secretary                                  Its President

                                               (Corporate Seal)




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